UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2014

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, Hexis Cyber Solutions, Inc., a wholly owned subsidiary of The KEYW Holding Corporation (“KEYW” or the “Company”), entered into an employment agreement (“Agreement”) with Philip L. Calamia, Chief Financial Officer of the Company.

The Agreement provides, among other things: (a) an initial base salary of $280,010 and an annual fifty percent (50%) target bonus under the terms of the Company’s Annual Incentive Plan, both of which may be adjusted by the Board of Directors of the Company from time to time; (b) other benefits currently provided to Mr. Calamia, including but not limited to, vacation, health insurance and officers and directors liability insurance; and (c) upon termination of Mr. Calamia’s employment by the Company without Cause (as defined in the Agreement), payment of an amount equal to one year’s base salary plus the amount of certain unpaid and/or pro-rated bonuses and incentive plan payments, and reimbursement of health and dental insurance premiums for one year following such termination, and (d) upon termination of Mr. Calamia’s employment by the Company without Cause or by Mr. Calamia with Good Reason (as defined in the agreement) within one year of a Change of Control (as defined in the Agreement), payment of an amount equal to one year’s base salary plus the amount of certain unpaid and/or pro-rated bonuses and incentive plan payments, and reimbursement of health and dental insurance premiums for three years following such termination.

The Agreement also provides for adjustment and recovery of performance-based compensation, including equity awards, paid or payable to Mr. Calamia upon certain restatements of the Company’s financial statements.

The Agreement contains employee non-solicitation restrictions that extend for a one year period following termination of Mr. Calamia’s employment, and customary confidentiality restrictions. In addition to the salary and benefits provided under the Agreement, on August 13, 2014, the Board of Directors of the Company approved a separate bonus to Mr. Calamia of $25,000.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

On August 13, 2014, the Board of Directors of the Company approved a salary increase for Mr. Chris Fedde, Executive Vice-President of the Company, from $275,018 to $300,019.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2014, the Board of Directors of the Company amended the Bylaws of the Company (“Bylaws”) by deleting the provisions of the Bylaws that made the Chairman of the Board of the Company and President of the Company an ex-officio member of all standing Board committees.

The foregoing description of the changes to the Bylaws is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation (“KEYW” or the “Company”) was held on August 13, 2014. At the Meeting, the stockholders voted on the following five proposals and cast their votes as follows:

1.    Election of Directors.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Deborah A. Bonanni	30,012,006	107,490	4,366,875
William I. Campbell	29,987,242	132,254	4,366,875
Pierre A. Chao	30,051,509	67,987	4,366,875
John G. Hannon	29,990,612	128,884	4,366,875
Kenneth A. Minihan	30,017,111	102,385	4,366,875
Arthur L. Money	29,980,853	138,643	4,366,875
Leonard E. Moodispaw	22,007,207	8,112,289	4,366,875
Caroline S. Pisano	30,052,570	66,926	4,366,875

2.	Ratification of the Appointment of Grant Thornton, LLP as Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2014.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
34,427,669	37,052	21,650	0

3.	Ratification and Approval of an Amendment to the 2013 Stock Incentive Plan.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
11,970,003	18,041,103	108,390	4,366,875

4.	Approval, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
26,018,946	4,023,316	77,234	4,366,875

5.	Approval, on a Non-Binding Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
28,148,782	24,686	1,900,845	45,183	4,366,875

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws, effective as of August 13, 2014
10.1*	Employment Agreement, dated August 11, 2014, between Hexis Cyber Solutions, Inc. and Philip L. Calamia

*    Management compensatory term or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
DATE: August 15, 2014	Name: Philip L. Calamia
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws, effective as of August 13, 2014
10.1*	Employment Agreement, dated August 11, 2014, between Hexis Cyber Solutions, Inc. and Philip L. Calamia